Exhibit 99.1

Landmark Infrastructure Partners LP Reports Second Quarter Results

El Segundo, California, August 7, 2019 (GLOBE NEWSWIRE) - Landmark Infrastructure Partners LP (“Landmark”, the “Partnership,” “we,” “us” or “our”) (Nasdaq: LMRK) today announced its second quarter financial results.

Highlights

•	Net income attributable to common unitholders of $0.23 per diluted unit, FFO of $0.07 per diluted unit and AFFO of $0.33 per diluted unit;
•	Year-to-date through June 30, 2019, completed acquisitions of 119 assets for total consideration of approximately $13 million; and
•	Announced a quarterly distribution of $0.3675 per common unit.

Second Quarter 2019 Results

Rental revenue for the quarter ended June 30, 2019 was $15.0 million, an increase of 4% compared to the first quarter of 2019, and a decrease of 11% compared to the second quarter of 2018.  The decline in rental revenue in the second quarter is primarily due to the contribution of assets to the Landmark/Brookfield joint venture (“JV”) in September 2018, as the JV is accounted for as an equity method investment and the revenue generated in the JV is not consolidated into the Partnership’s results.  Net income attributable to common unitholders per diluted unit in the second quarter of 2019 was $0.23, compared to $0.15 in the first quarter of 2019 and $0.12 in the second quarter of 2018.  Net income for the second quarter of 2019 included a gain on sale of assets of $11.7 million, and net income for the first quarter of 2019 included a gain on sale of assets of $5.9 million.  FFO for the second quarter of 2019 was $0.07 per diluted unit, compared to FFO per diluted unit of $0.12 in the first quarter of 2019 and $0.30 in the second quarter of 2018.  FFO included a $4.0 million unrealized loss on interest rate hedges in the second quarter of 2019, $2.8 million unrealized loss on interest rated hedges in the first quarter of 2019, and $1.3 million unrealized gain on interest rate hedges in the second quarter of 2018.  AFFO per diluted unit, which excludes certain items including unrealized gains and losses on our interest rate hedges, was $0.33 in the second quarter of 2019 compared to $0.32 in the first quarter of 2019 and $0.32 in the second quarter of 2018.

For the six months ended June 30, 2019, the Partnership reported rental revenue of $29.4 million compared to $32.5 million during the six months ended June 30, 2018.  The decline in revenue was primarily attributable to the contribution of assets to the JV in September of 2018.  For the six months ended June 30, 2019 we generated net income of $16.5 million compared to $12.8 million during the six months ended June 30, 2018.  Net income attributable to common unitholders for the six months ended June 30, 2019 was $0.38 per diluted unit compared to $0.31 per diluted unit for the six months ended June 30, 2018.  For the six months ended June 30, 2019 we generated FFO of $0.20 per diluted unit and AFFO of $0.64 per diluted unit, compared to FFO of $0.66 per diluted unit and AFFO of $0.65 per diluted unit during the six months ended June 30, 2018.

“The Partnership’s strong second quarter results were driven by the continued performance of our stable portfolio.  We are also making further progress with our development strategy and anticipate those projects generating revenue in the second half of the year,” said Tim Brazy, Chief Executive Officer of the Partnership’s general partner.

Quarterly Distributions

On July 19, 2019, the Board of Directors of the Partnership’s general partner declared a cash distribution of $0.3675 per common unit, or $1.47 per common unit on an annualized basis, for the quarter ended June 30, 2019.  The distribution is payable on August 14, 2019 to common unitholders of record as of August 2, 2019.

On July 19, 2019, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.4510 per Series C preferred unit, which is payable on August 15, 2019 to Series C preferred unitholders of record as of August 1, 2019.

On July 19, 2019, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.49375 per Series B preferred unit, which is payable on August 15, 2019 to Series B preferred unitholders of record as of August 1, 2019.

On June 20, 2019, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.5000 per Series A preferred unit, which was paid on July 15, 2019 to Series A preferred unitholders of record as of July 1, 2019.

Capital and Liquidity

As of June 30, 2019, the Partnership had $166.5 million of outstanding borrowings under its revolving credit facility (the “Facility”), and approximately $280 million of undrawn borrowing capacity under the Facility, subject to compliance with certain covenants.

Recent Acquisitions

Year-to-date through June 30, 2019, the Partnership acquired a total of 119 assets for total consideration of approximately $13 million.  The acquisitions were immediately accretive to AFFO and funded primarily with borrowings under the Partnership’s existing credit facility.

At-The-Market (“ATM”) Equity Programs

Year-to-date through July 31, 2019, the Partnership has issued 81,007 Series A preferred units and 81,778 Series B preferred units through its At-The-Market (“ATM”) issuance programs for gross proceeds of approximately $4.1 million.

Conference Call Information

The Partnership will hold a conference call on Wednesday, August 7, 2019, at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time) to discuss its second quarter 2019 financial and operating results.  The call can be accessed via a live webcast at https://edge.media-server.com/mmc/p/pduyemuz, or by dialing 877-930-8063 in the U.S. and Canada.  Investors outside of the U.S. and Canada should dial 253-336-7764.  The passcode for both numbers is 5569816.

A webcast replay will be available approximately two hours after the completion of the conference call through August 7, 2020 at https://edge.media-server.com/mmc/p/pduyemuz.  The replay is also available through August 16, 2019 by dialing 855-859-2056 or 404-537-3406 and entering the access code 5569816.

About Landmark Infrastructure Partners LP

The Partnership owns and manages a portfolio of real property interests and infrastructure assets that the Partnership leases to companies in the wireless communication, outdoor advertising and renewable power generation industries.

Non-GAAP Financial Measures

FFO, is a non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP.  We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trust (“NAREIT”).  FFO represents net income (loss) excluding real estate related depreciation and amortization expense, real estate related impairment charges, gains (or losses) on real estate transactions, adjustments for unconsolidated joint venture, and distributions to preferred unitholders and noncontrolling interests.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies.  FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the Partnership's performance or to cash flow as a measure of liquidity or ability to make distributions.  Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure.  The Partnership's computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs.

Adjusted Funds from Operations ("AFFO") is a non-GAAP financial measure of operating performance used by many companies in the REIT industry.  AFFO adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP.  AFFO should not be considered an alternative to net earnings, as an indication of the Partnership's performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the Partnership's performance.  The Partnership's computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore, may not be comparable to such other REITs.  We calculate AFFO by starting with FFO and adjusting for general and administrative expense reimbursement, acquisition-related expenses, unrealized gain (loss) on derivatives, straight line rent adjustments, unit-based compensation, amortization of deferred loan costs and discount on secured notes, deferred income tax expense, amortization of above and below market rents, loss on early extinguishment of debt, repayments of receivables, adjustments for investment in unconsolidated joint venture, adjustments for drop-down assets and foreign currency transaction loss.  The GAAP measures most directly comparable to FFO and AFFO is net income.

We define EBITDA as net income before interest expense, income taxes, depreciation and amortization, adjustments for investment in unconsolidated joint venture, and we define Adjusted EBITDA as EBITDA before unrealized and realized gain or loss on derivatives, loss on early extinguishment of debt, gain or loss on sale of real property interests, straight line rent adjustments, amortization of above and below market rents, impairments, acquisition-related expenses, unit-based compensation, repayments of investments in receivables, foreign currency transaction loss, and the capital contribution to fund our general and administrative expense reimbursement.  We believe that to understand our performance further, EBITDA and Adjusted EBITDA should be compared with our reported net income (loss) and net cash provided by operating activities in accordance with GAAP, as presented in our consolidated financial statements.

EBITDA and Adjusted EBITDA are non-GAAP supplemental financial measures that management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded limited partnerships, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;
•	the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;
•	our ability to incur and service debt and fund capital expenditures; and
•	the viability of acquisitions and the returns on investment of various investment opportunities.

We believe that the presentation of EBITDA and Adjusted EBITDA provides information useful to investors in assessing our financial condition and results of operations.  The GAAP measures most directly comparable to EBITDA and Adjusted EBITDA are net income (loss) and net cash provided by operating activities.  EBITDA and Adjusted EBITDA should not be considered as an alternative to GAAP net income (loss), net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Each of EBITDA and Adjusted EBITDA has important limitations as analytical tools because they exclude some, but not all, items that affect net income (loss) and net cash provided by operating activities, and these measures may vary from those of other companies.  You should not consider EBITDA and Adjusted EBITDA in isolation or as a substitute for analysis of our results as reported under GAAP.  As a result, because EBITDA and Adjusted EBITDA may be defined differently by other companies in our industry, EBITDA and Adjusted EBITDA as presented below may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.  For a reconciliation of EBITDA and Adjusted EBITDA to the most comparable financial measures calculated and presented in accordance with GAAP, please see the “Reconciliation of EBITDA and Adjusted EBITDA” table below.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of federal securities laws.  These statements discuss future expectations, contain projections of results of operations or of financial condition or state other forward-looking information.  You can identify forward-looking statements by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “project,” “could,” “may,” “should,” “would,” “will” or other similar expressions that convey the uncertainty of future events or outcomes.  These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Partnership’s control and are difficult to predict.  These statements are often based upon various assumptions, many of which are based, in turn, upon further assumptions, including examination of historical operating trends made by the management of the Partnership.  Although the Partnership believes that these assumptions were reasonable when made, because assumptions are inherently subject to significant uncertainties and contingencies, which are difficult or impossible to predict and are beyond its control, the Partnership cannot give assurance that it will achieve or accomplish these expectations, beliefs or intentions.  Examples of forward-looking statements in this press release include expected acquisition opportunities from our sponsor.  When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in the

Partnership’s filings with the U.S. Securities and Exchange Commission (the “Commission”), including the Partnership’s annual report on Form 10-K for the year ended December 31, 2018 and Current Report on Form 8-K filed with the Commission on February 20, 2019.  These risks could cause the Partnership’s actual results to differ materially from those contained in any forward-looking statement.

CONTACT:	Marcelo Choi
Vice President, Investor Relations
(213) 788-4528
ir@landmarkmlp.com

Landmark Infrastructure Partners LP

Consolidated Statements of Operations

In thousands, except per unit data

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue
Rental revenue	$15,025	$16,796	$29,418	$32,491
Expenses
Property operating	405	229	1,070	515
General and administrative	1,503	1,089	2,981	2,788
Acquisition-related	368	196	495	381
Amortization	3,456	4,233	6,973	8,255
Impairments	—	103	204	103
Total expenses	5,732	5,850	11,723	12,042
Other income and expenses
Interest and other income	172	408	566	846
Interest expense	(4,692)	(6,408)	(9,180)	(12,680)
Unrealized gain (loss) on derivatives	(4,013)	1,286	(6,775)	4,434
Equity income from unconsolidated joint venture	164	—	109	—
Gain on sale of real property interests	11,673	—	17,535	—
Foreign currency transaction loss	(47)	—	(68)	—
Total other income and expenses	3,257	(4,714)	2,187	(7,400)
Income before income tax expense	12,550	6,232	19,882	13,049
Income tax expense	3,285	127	3,407	203
Net income	9,265	6,105	16,475	12,846
Less: Net income attributable to noncontrolling interests	8	8	16	12
Net income attributable to limited partners	9,257	6,097	16,459	12,834
Less: Distributions to preferred unitholders	(3,021)	(2,930)	(5,915)	(4,874)
Less: General Partner's incentive distribution rights	(197)	(195)	(394)	(390)
Less: Accretion of Series C preferred units	(94)	—	(450)	—
Net income attributable to common and subordinated unitholders	$5,945	$2,972	$9,700	$7,570
Net income (loss) per common and subordinated unit
Common units – basic	$0.23	$0.12	$0.38	$0.33
Common units – diluted	$0.23	$0.12	$0.38	$0.31
Subordinated units – basic and diluted	$—	$—	$—	$(0.39)
Weighted average common and subordinated units outstanding
Common units – basic	25,339	25,058	25,338	24,032
Common units – diluted	25,339	25,058	25,338	24,811
Subordinated units – basic and diluted	—	—	—	779
Other Data
Total leased tenant sites (end of period)	1,912	2,327	1,912	2,327
Total available tenant sites (end of period)	2,005	2,415	2,005	2,415

Landmark Infrastructure Partners LP

Consolidated Balance Sheets

In thousands, except per unit data

(Unaudited)

	June 30, 2019	December 31, 2018
Assets
Land	$135,740	$128,302
Real property interests	511,377	517,423
Construction in progress	53,265	29,556
Total land and real property interests	700,382	675,281
Accumulated amortization of real property interests	(43,909)	(39,069)
Land and net real property interests	656,473	636,212
Investments in receivables, net	9,406	18,348
Investment in unconsolidated joint venture	63,170	65,670
Cash and cash equivalents	12,068	4,108
Restricted cash	4,066	3,672
Rent receivables, net	4,069	4,292
Due from Landmark and affiliates	1,525	1,390
Deferred loan costs, net	5,150	5,552
Deferred rent receivable	6,340	5,251
Derivative asset	41	4,590
Other intangible assets, net	20,133	20,839
Assets held for sale (AHFS)	930	7,846
Right of use asset, net	8,130	—
Other assets	11,700	8,843
Total assets	$803,201	$786,613
Liabilities and equity
Revolving credit facility	$166,522	$155,000
Secured notes, net	221,270	223,685
Accounts payable and accrued liabilities	10,472	7,435
Other intangible liabilities, net	8,341	9,291
Liabilities associated with AHFS	—	397
Lease liability	8,216	—
Prepaid rent	4,359	5,418
Derivative liabilities	2,633	402
Total liabilities	421,813	401,628
Commitments and contingencies
Mezzanine equity
Series C cumulative redeemable convertible preferred units, 1,999,800 and 2,000,000 units issued and outstanding at June 30, 2019 and December 31, 2018, respectively	47,752	47,308
Equity
Series A cumulative redeemable preferred units, 1,649,800 and 1,593,149 units issued and outstanding at June 30, 2019 and December 31, 2018, respectively	38,466	37,207
Series B cumulative redeemable preferred units, 2,529,749 and 2,463,015 units issued and outstanding at June 30, 2019 and December 31, 2018, respectively	60,575	58,936
Common units, 25,338,692 and 25,327,801 units issued and outstanding at June 30, 2019 and December 31, 2018, respectively	402,369	411,158
General Partner	(164,497)	(167,019)
Accumulated other comprehensive loss	(3,478)	(2,806)
Total limited partners' equity	333,435	337,476
Noncontrolling interests	201	201
Total equity	333,636	337,677
Total liabilities, mezzanine equity and equity	$803,201	$786,613

Landmark Infrastructure Partners LP

Real Property Interest Table

		Available Tenant Sites (1)			Leased Tenant Sites
Real Property Interest	Number of Infrastructure Locations (1)	Number	Average Remaining Property Interest (Years)		Number	Average Remaining Lease Term (Years) (2)	Tenant Site Occupancy Rate (3)	Average Monthly Effective Rent Per Tenant Site (4)(5)	Quarterly Rental Revenue (6) (In thousands)	Percentage of Quarterly Rental Revenue (6)
Tenant Lease Assignment with Underlying Easement
Wireless Communication	717	908	77.4	(7)	853	27.2			$5,131	34%
Outdoor Advertising	586	700	75.1	(7)	683	15.8			4,009	27%
Renewable Power Generation	16	47	48.9	(7)	47	30.9			649	4%
Subtotal	1,319	1,655	74.8	(7)	1,583	22.3			$9,789	65%
Tenant Lease Assignment only (8)
Wireless Communication	116	168	50.2		149	16.3			$1,116	7%
Outdoor Advertising	32	35	62.9		34	13.7			271	2%
Renewable Power Generation	6	6	68.4		6	27.2			97	1%
Subtotal	154	209	52.9		189	16.2			$1,484	10%
Tenant Lease on Fee Simple
Wireless Communication	19	28	99.0	(7)	27	19.1			$1,153	8%
Outdoor Advertising	73	96	99.0	(7)	96	5.4			943	6%
Renewable Power Generation	15	17	99.0	(7)	17	30.1			1,656	11%
Subtotal	107	141	99.0	(7)	140	10.9			$3,752	25%
Total	1,580	2,005	70.9	(9)	1,912	20.9			$15,025	100%
Aggregate Portfolio
Wireless Communication	852	1,104	68.2		1,029	25.4	93%	$1,940	$7,400	49%
Outdoor Advertising	691	831	75.2		813	14.5	98%	2,310	5,223	35%
Renewable Power Generation	37	70	36.8		70	30.0	100%	9,713	2,402	16%
Total	1,580	2,005	70.9	(9)	1,912	20.9	95%	$2,396	$15,025	100%

(1)

“Available Tenant Sites” means the number of individual sites that could be leased. For example, if we have an easement on a single rooftop, on which three different tenants can lease space from us, this would be counted as three “tenant sites,” and all three tenant sites would be at a single infrastructure location with the same address.

(2)

Assumes the exercise of all remaining renewal options of tenant leases. Assuming no exercise of renewal options, the average remaining lease terms for our wireless communication, outdoor advertising, renewable power generation and aggregate portfolios as of June 30, 2019 were 3.3, 7.4, 17.6 and 5.3 years, respectively.

(3)	Represents the number of leased tenant sites divided by the number of available tenant sites.
(4)	Occupancy and average monthly effective rent per tenant site are shown only on an aggregate portfolio basis by industry.
(5)	Represents total monthly revenue excluding the impact of amortization of above and below market lease intangibles divided by the number of leased tenant sites.
(6)	Represents GAAP rental revenue recognized under existing tenant leases for the three months ended June 30, 2019. Excludes interest income on receivables.
(7)	Fee simple ownership and perpetual easements are shown as having a term of 99 years for purposes of calculating the average remaining term.
(8)

Reflects “springing lease agreements” whereby the cancellation or nonrenewal of a tenant lease entitles us to enter into a new ground lease with the property owner (up to the full property interest term) and a replacement tenant lease. The remaining lease assignment term is, therefore, equal to or longer than the remaining lease term. Also represents properties for which the “springing lease” feature has been exercised and has been replaced by a lease for the remaining lease term.

(9)	Excluding perpetual ownership rights, the average remaining property interest term on our tenant sites is approximately 61 years.

Landmark Infrastructure Partners LP

Reconciliation of Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

In thousands, except per unit data

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income	$9,265	$6,105	$16,475	$12,846
Adjustments:
Amortization expense	3,456	4,233	6,973	8,255
Impairments	—	103	204	103
Gain on sale of real property interests, net of income taxes	(8,620)	—	(14,482)	—
Adjustments for investment in unconsolidated joint venture	797	—	1,777	—
Distributions to preferred unitholders	(3,021)	(2,930)	(5,915)	(4,874)
Distributions to noncontrolling interests	(8)	(8)	(16)	(12)
FFO	$1,869	$7,503	$5,016	$16,318
Adjustments:
General and administrative expense reimbursement (1)	1,134	578	2,128	1,780
Acquisition-related expenses	368	196	495	381
Unrealized (gain) loss on derivatives	4,013	(1,286)	6,775	(4,434)
Straight line rent adjustments	159	63	269	144
Unit-based compensation	—	—	130	70
Amortization of deferred loan costs and discount on secured notes	770	990	1,528	1,881
Amortization of above- and below-market rents, net	(214)	(347)	(438)	(675)
Deferred income tax expense	53	51	53	51
Repayments of receivables	124	309	274	608
Adjustments for investment in unconsolidated joint venture	(12)	—	25	—
Foreign currency transaction loss	47	—	68	—
AFFO	$8,311	$8,057	$16,323	$16,124

FFO per common unit - diluted	$0.07	$0.30	$0.20	$0.66
AFFO per common unit - diluted	$0.33	$0.32	$0.64	$0.65
Weighted average common units outstanding - diluted	25,339	25,058	25,338	24,811

(1)

Under the omnibus agreement with Landmark, we agreed to reimburse Landmark for expenses related to certain general and administrative services that Landmark will provide to us in support of our business, subject to a quarterly cap equal to 3% of our revenue during the current calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $120 million and (ii) November 19, 2021. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reimbursed by Landmark and reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.

Landmark Infrastructure Partners LP

Reconciliation of EBITDA and Adjusted EBITDA

In thousands

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Reconciliation of EBITDA and Adjusted EBITDA to Net Income
Net income	$9,265	$6,105	$16,475	$12,846
Interest expense	4,692	6,408	9,180	12,680
Amortization expense	3,456	4,233	6,973	8,255
Income tax expense	3,285	127	3,407	203
Adjustments for investment in unconsolidated joint venture	1,553	—	3,091	—
EBITDA	$22,251	$16,873	$39,126	$33,984
Impairments	—	103	204	103
Acquisition-related	368	196	495	381
Unrealized (gain) loss on derivatives	4,013	(1,286)	6,775	(4,434)
Gain on sale of real property interests	(11,673)	—	(17,535)	—
Unit-based compensation	—	—	130	70
Straight line rent adjustments	159	63	269	144
Amortization of above- and below-market rents, net	(214)	(347)	(438)	(675)
Repayments of investments in receivables	124	309	274	608
Adjustments for investment in unconsolidated joint venture	(92)	—	53	—
Foreign currency transaction loss	47	—	68	—
Deemed capital contribution to fund general and administrative expense reimbursement(1)	1,134	578	2,128	1,780
Adjusted EBITDA	$16,117	$16,489	$31,549	$31,961
Reconciliation of EBITDA and Adjusted EBITDA to Net Cash Provided by Operating Activities
Net cash provided by operating activities	$8,716	$9,886	$16,883	$21,566
Unit-based compensation	—	—	(130)	(70)
Unrealized gain (loss) on derivatives	(4,013)	1,286	(6,775)	4,434
Amortization expense	(3,456)	(4,233)	(6,973)	(8,255)
Amortization of above- and below-market rents, net	214	347	438	675
Amortization of deferred loan costs and discount on secured notes	(770)	(990)	(1,528)	(1,881)
Receivables interest accretion	3	—	6	—
Impairments	—	(103)	(204)	(103)
Gain on sale of real property interests	11,673	—	17,535	—
Allowance for doubtful accounts	—	(39)	(5)	(29)
Equity loss from unconsolidated joint venture	164	—	109	—
Distributions of earnings from unconsolidated joint venture	(1,101)	—	(2,583)	—
Foreign currency transaction loss	(47)	—	(68)	—
Working capital changes	(2,118)	(49)	(230)	(3,491)
Net income	$9,265	$6,105	$16,475	$12,846
Interest expense	4,692	6,408	9,180	12,680
Amortization expense	3,456	4,233	6,973	8,255
Income tax expense	3,285	127	3,407	203
Adjustments for investment in unconsolidated joint venture	1,553	—	3,091	—
EBITDA	$22,251	$16,873	$39,126	$33,984
Less:
Gain on sale of real property interests	(11,673)	—	(17,535)	—
Unrealized gain on derivatives	—	(1,286)	—	(4,434)
Amortization of above- and below-market rents, net	(214)	(347)	(438)	(675)
Adjustments for investment in unconsolidated joint venture	(92)	—	—	—
Add:
Impairments	—	103	204	103
Acquisition-related	368	196	495	381
Unrealized loss on derivatives	4,013	—	6,775	—
Unit-based compensation	—	—	130	70
Straight line rent adjustment	159	63	269	144
Repayments of investments in receivables	124	309	274	608
Adjustments for investment in unconsolidated joint venture	—	—	53	—
Foreign currency transaction loss	47	—	68	—
Deemed capital contribution to fund general and administrative expense reimbursement (1)	1,134	578	2,128	1,780
Adjusted EBITDA	$16,117	$16,489	$31,549	$31,961

(1)

Under the omnibus agreement with Landmark, we agreed to reimburse Landmark for expenses related to certain general and administrative services that Landmark will provide to us in support of our business, subject to a quarterly cap equal to 3% of our revenue during the current calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $120 million and (ii) November 19, 2021. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reimbursed by Landmark and reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.